UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2014

REXNORD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2014, Rexnord Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, certain funds affiliated with Apollo Global Management, LLC (collectively with its subsidiaries, “Apollo”), Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc. and each of the other Underwriters named in Schedule A thereto (collectively, the “Underwriters”), for the sale of 15,000,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) by Apollo. The offering was made under the Company’s registration statement on Form S-3ASR (File No. 333-193610) filed with the Securities and Exchange Commission (the “Registration Statement”). In addition, the Underwriters had an option to purchase up to an additional 2,250,000 shares of Common Stock from Apollo on the same terms for 30 days from the date of the prospectus supplement to the prospectus contained in the Registration Statement, which option was exercised on June 2, 2014. The offering closed on June 3, 2014. Pursuant to the terms of the Underwriting Agreement, the Company and Apollo have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Company did not sell any shares in the offering and did not receive any proceeds from the sale of shares of Common Stock by Apollo.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Certain of the Underwriters and/or their affiliates may have an indirect ownership interest in the Company through various private equity funds, including funds of Apollo and/or its affiliates. Certain of the Underwriters or their affiliates are lenders under the Company’s credit agreement.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Company and Apollo Management VI, L.P, an affiliate of Apollo, were parties to a Nominating Agreement, dated April 3, 2012 (the “Nominating Agreement”). The Nominating Agreement granted Apollo, among other things, the right to designate a certain number of directors to the Company’s board of directors and approval rights over certain important matters.

On June 3, 2014, upon the closing of the offering of the Common Stock described in Item 1.01 above, Apollo no longer beneficially owns at least 33 1/3% of the Common Stock and, therefore, the Nominating Agreement automatically terminated according to its terms.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 28, 2014, by and among Rexnord Corporation, Rexnord Acquisition Holdings I, LLC and Rexnord Acquisition Holdings II, LLC, as the selling stockholders, and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule A thereto
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison, LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 3rd day of June, 2014.

REXNORD CORPORATION

BY:	/s/ Patricia M. Whaley

Patricia M. Whaley Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 28, 2014, by and among Rexnord Corporation, Rexnord Acquisition Holdings I, LLC and Rexnord Acquisition Holdings II, LLC, as the selling stockholders, and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule A thereto
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison, LLP (included in Exhibit 5.1)